Exhibit 19.1

 Ford Credit Auto Owner Trust 2002-A
  Monthly Servicing Report



  Collection Period                                                                                                    August, 2002
  Distribution Date                                                                                                       9/16/2002
  Transaction Month                                                                                                               8


  I. ORIGINAL DEAL PARAMETERS
  ---------------------------
                                          Dollar Amount       # of Contracts
  Original Portfolio:                  $5,999,999,848.25              367,333
  Original Securities:                                             Dollar Amount          Coupon              Legal Final Maturity
   Class A-1 Notes                                                 $725,000,000.00         1.820%                  October 15, 2002
   Class A-2 A Notes                                                550,000,000.00         2.390%                      May 15, 2004
   Class A-2 B Notes                                              1,550,000,000.00         1.841%                      May 15, 2004
   Class A-3 A Notes                                                325,000,000.00         3.620%                  January 15, 2006
   Class A-3 B Notes                                              1,740,000,000.00         1.861%                  January 15, 2006
   Class A-4 Notes                                                  606,480,000.00         4.360%                September 15, 2006
   Class B Notes                                                    173,570,000.00         4.790%                 November 15, 2006
   Class C Notes                                                    115,716,000.00         5.430%                  January 15, 2007
   Class D Certificates                                             115,716,000.00         6.000%                     June 15, 2008
                                                                    --------------
      Total                                                      $5,901,482,000.00

  II. COLLECTIONS
  ---------------
  Interest:                                                Simple Interest Loans       Precomputed Loans                     Total
  Interest Collections                                              $22,555,999.16                $4,362.57          $22,560,361.73
  Repurchased Loan Proceeds Related to Interest                          41,441.33                     0.00               41,441.33
                                                                         ---------                     ----               ---------
      Total                                                         $22,597,440.49                $4,362.57          $22,601,803.06

  Servicer Advances:
  Principal Advances                                                         $0.00               $12,533.23              $12,533.23
  Interest Advances                                                   5,012,561.60                   993.09            5,013,554.69
                                                                      ------------                   ------            ------------
      Total                                                          $5,012,561.60               $13,526.32           $5,026,087.92

  Principal:
  Principal Collections                                            $106,791,015.55              $145,733.65         $106,936,749.20
  Prepayments in Full                                                63,922,242.76                51,635.11           63,973,877.87
  Prepayments in Full Due to Administrative Repurchases                       0.00                     0.00                    0.00
  Repurchased Loan Proceeds Related to Principal                      2,238,433.90                     0.00            2,238,433.90
  Payahead Draws                                                              0.00                15,996.23               15,996.23
                                                                              ----                ---------               ---------
      Total                                                        $172,951,692.21              $213,364.99         $173,165,057.20
  Liquidation Proceeds                                                                                                $2,785,534.75
  Recoveries from Prior Month Charge-Offs                                                                                 32,001.23
                                                                                                                          ---------
      Total Principal Collections                                                                                   $175,982,593.18
  Principal Losses for Collection Period                                                                              $6,151,051.23
  Total Regular Principal Reduction                                                                                 $179,328,641.66

  Total Collections                                                                                                 $203,610,484.16

  III. FUNDS AVAILABLE FOR DISTRIBUTION
  -------------------------------------
  Total Collections                                                                                                 $203,610,484.16
  Reserve Account Release                                                                                                      0.00
  Reserve Account Draw                                                                                                         0.00
  Clean-up Call                                                                                                                0.00
  Net Swap Receipt                                                                                                             0.00
                                                                                                                               ----
      Total                                                                                                         $203,610,484.16



                                     Page 1


  Ford Credit Auto Owner Trust 2002-A
  Monthly Servicing Report

  Collection Period                                                                                                    August, 2002
  Distribution Date                                                                                                       9/16/2002
  Transaction Month                                                                                                               8

  IV. DISTRIBUTIONS
  -----------------
  Servicing Fee:                                Amount Due          Amount Paid            Shortfall
   Total Amount                               $3,945,935.31        $3,945,935.31                $0.00
   Amount per $1,000 of Original Balance               0.67                 0.67                 0.00

Net Swap Payment                              $2,515,367.86

                                                                                                                          Change in
  Noteholders Interest:                Amount Due         Amount Paid            Shortfall Carryover Shortfall  Carryover Shortfall
   Class A1 Notes                            $0.00                $0.00               $0.00                $0.00               $0.00
   Class A2 A Notes                     773,445.98           773,445.98                0.00                 0.00                0.00
   Class A2 B Notes                   1,828,890.34         1,828,890.34                0.00                 0.00                0.00
   Class A3 A Notes                     980,416.67           980,416.67                0.00                 0.00                0.00
   Class A3 B Notes                   2,938,666.67         2,938,666.67                0.00                 0.00                0.00
   Class A4 Notes                     2,203,544.00         2,203,544.00                0.00                 0.00                0.00
   Class B Notes                        692,833.58           692,833.58                0.00                 0.00                0.00
   Class C Notes                        523,614.90           523,614.90                0.00                 0.00                0.00
                                        ----------           ----------                ----                 ----                ----
      Total                          $9,941,412.14        $9,941,412.14               $0.00                $0.00               $0.00

  Certificateholders Interest:
   Class D Certificates                $578,580.00          $578,580.00               $0.00                $0.00               $0.00
                                       -----------          -----------               -----                -----

  Total Note and Cert. Interest:    $10,519,992.14       $10,519,992.14               $0.00                $0.00               $0.00

  Total Available for Principal Distribution   $186,629,188.85
  Principal Distribution Amounts
   First Priority Distribution Amount                $0.00
   Second Priority Distribution Amount                0.00
   Third Priority Distribution Amount        39,181,966.42
   Regular Principal Distribution Amount    131,273,902.14
                                            --------------
      Principal Distribution Amount        $170,455,868.56
  Noteholder Principal Distributions:
   Class A1 Notes                                                 $0.00
   Class A2 A Notes                                       44,643,203.67
   Class A2 B Notes                                      125,812,664.89
   Class A3 A Notes                                                0.00
   Class A3 B Notes                                                0.00
   Class A4 Notes                                                  0.00
   Class B Notes                                                   0.00
   Class C Notes                                                   0.00
                                                                   ----
      Total Note Principal Paid                         $170,455,868.56
  Certificateholder Principal Distributions:
   Class D Certificates                                           $0.00
                                                                  -----
  Total Note and Certificate Principal Paid:            $170,455,868.56
  Collections Released to Servicer                       $16,173,320.29
  Total Available for Distribution         $203,610,484.16
  Total Distribution (incl. Servicing Fee) $203,610,484.16

  Ford Credit Auto Owner Trust 2002-A
  Monthly Servicing Report

  Collection Period                                                                                                    August, 2002
  Distribution Date                                                                                                       9/16/2002
  Transaction Month                                                                                                               8

  V. DISTRIBUTION PER $1,000 OF ORIGINAL BALANCE
  ----------------------------------------------
                                                           Principal                Interest                  Total
                                                        Distribution            Distribution            Distribution
  Class A1 Notes                                                $0.00                    $0.00                   $0.00
  Class A2 A Notes                                              81.17                     1.41                   82.58
  Class A2 B Notes                                              81.17                     1.18                   82.35
  Class A3 A Notes                                               0.00                     3.02                    3.02
  Class A3 B Notes                                               0.00                     1.69                    1.69
  Class A4 Notes                                                 0.00                     3.63                    3.63
  Class B Notes                                                  0.00                     3.99                    3.99
  Class C Notes                                                  0.00                     4.53                    4.53
                                                                 ----                     ----                    ----
      Total Notes                                              $29.46                    $1.72                  $31.18

  Class D Certificates                                          $0.00                    $5.00                   $5.00
                                                                -----                    -----                   -----
  Total Notes and Certificates:                                $28.88                    $1.78                  $30.67

  VI. POOL BALANCE AND PORTFOLIO INFORMATION
  ------------------------------------------
                                                 Beginning of Period                                 End of Period
                                                    Balance        Pool Factor                      Balance        Pool Factor
  Aggregate Balance of Notes                $4,443,522,834.80       0.7680094               $4,273,066,966.24       0.7385482
  Class A1 Notes                                         0.00       0.0000000                            0.00       0.0000000
  Class A2 A Notes                             388,341,075.79       0.7060747                  343,697,872.12       0.6249052
  Class A2 B Notes                           1,094,415,759.01       0.7060747                  968,603,094.12       0.6249052
  Class A3 A Notes                             325,000,000.00       1.0000000                  325,000,000.00       1.0000000
  Class A3 B Notes                           1,740,000,000.00       1.0000000                1,740,000,000.00       1.0000000
  Class A4 Notes                               606,480,000.00       1.0000000                  606,480,000.00       1.0000000
  Class B Notes                                173,570,000.00       1.0000000                  173,570,000.00       1.0000000
  Class C Notes                                115,716,000.00       1.0000000                  115,716,000.00       1.0000000
  Class D Certificates                         115,716,000.00       1.0000000                  115,716,000.00       1.0000000
                                               --------------       ---------                  --------------       ---------
     Total                                  $4,559,238,834.80       0.7725583               $4,388,782,966.24       0.7436747

  Portfolio Information
  Weighted Average Coupon (WAC)                         6.98%                                           6.98%
  Weighted Average Remaining Maturity (WAM)             44.95                                           44.14
  Remaining Number of Receivables                     318,783                                         309,110
  Portfolio Receivable Balance              $4,735,122,376.37                               $4,555,790,137.72

  VII. OVERCOLLATERALIZATION INFORMATION
  --------------------------------------
  Specified Overcollateralization Amount                                                                      $15,557,902.14
  Specified Credit Enhancement Amount                                                                         $45,557,901.38
  Yield Supplement Overcollateralization Amount                                                              $151,449,269.34
  Target Level of Overcollateralization                                                                      $167,007,171.48

  VIII. RECONCILIATION OF RESERVE ACCOUNT
  ---------------------------------------
  Beginning Reserve Account Balance                                                                           $29,999,999.24
  Specified Reserve Account Balance                                                                            29,999,999.24
  Reserve Release Amount                                                                                                0.00
  Reserve Account Draws                                                                                                 0.00
  Interim Reserve Account Balance                                                                              29,999,999.24
  Reserve Account Deposits Made                                                                                         0.00
                                                                                                                        ----
  Ending Reserve Account Balance                                                                              $29,999,999.24
  Change in Reserve Account Balance                                                                                    $0.00

  Ford Credit Auto Owner Trust 2002-A
  Monthly Servicing Report

  Collection Period                                                                                                    August, 2002
  Distribution Date                                                                                                       9/16/2002
  Transaction Month                                                                                                               8


  IX. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
  ---------------------------------------------

  Liquidation Proceeds                                                                                                 $2,785,534.75
  Recoveries from Prior Month Charge-Offs                                                                                 $32,001.23
  Total Principal Losses for Collection Period                                                                         $6,151,051.23
  Charge-off Rate for Collection Period (annualized)                                                                           0.84%
  Cumulative Net Losses for all Periods                                                                               $13,535,876.33


  Delinquent Receivables:                                                            # of Contracts                         Amount
  31-60 Days Delinquent                                                                         4,047                 $60,717,133.15
  61-90 Days Delinquent                                                                           694                 $10,545,373.06
  91-120 Days Delinquent                                                                          246                  $3,998,373.79
  Over 120 Days Delinquent                                                                        192                  $3,242,472.48

  Repossesion Inventory                                                                           485                  $7,752,043.79


  Ratio of Net Losses to the Average Pool Balance:
  Second Preceding Collection Period                                                                                         0.6078%
  Preceding Collection Period                                                                                                0.6801%
  Current Collection Period                                                                                                  0.8611%
  Three Month Average                                                                                                        0.7163%

  Ratio of 60+ Delinquent Contracts to Outstanding Receivables:
  Second Preceding Collection Period                                                                                         0.2619%
  Preceding Collection Period                                                                                                0.3262%
  Current Collection Period                                                                                                  0.3662%
  Three Month Average                                                                                                        0.3181%





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

  Ford Credit Auto Owner Trust 2002-A
  Monthly Servicing Report

  Collection Period                                                                                                    August, 2002
  Distribution Date                                                                                                       9/16/2002
  Transaction Month                                                                                                               8

  Worksheet Information
  ---------------------

  Servicer Advances                                                           Simple Interest Loans              Precomputed Loans
  Beginning Servicer Advances                                                          $13,093,131.04                     $53,110.02
  New Advances                                                                           4,964,031.05                      13,309.49
  Servicer Advance Recoveries                                                            4,241,913.18                      13,568.85
                                                                                         ------------                      ---------
  Ending Servicer Advances                                                             $13,815,248.91                     $52,850.66

  Current Month Interest Advances for Prepaid Loans                                        $48,530.55                        $216.83

  Payahead Account
  Beginning Payahead Account Balance                                                                                      $26,437.87
  Additional Payaheads                                                                                                     62,203.05
  Payahead Draws                                                                                                           68,081.99
                                                                                                                           ---------
  Ending Payahead Account Balance                                                                                         $20,558.93

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